UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Remedy Temp, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hello my friends-

I was able to connect with Steve Sorenson, the CEO of Select last night.  We had a very positive conversation.

As we all worked through the shock of the news and began to process what it might mean for our businesses, I was encouraged by so many of you as you expressed optimism in our future together, and in your confidence in our franchise leadership team and FAC leaders.  Many asked if extended franchise contracts could be signed immediately.  Truly, you are an inspiration to us.

You are a strong, committed group of remarkable people.  What you think and feel is very important to us.  We want to make sure that all your questions and concerns are addressed.  If you have not already communicated with one of us, please take a few moments this weekend to thoughtfully consider items important to you, then email your input to Deborah, Natalie, Melissa, Carolyn, your FAC leader or me.*

During the roadshows we talked about leadership, and about building top performing teams.  We realized again how sharing our strength and experience with each other will lead us to even greater success.  And now we have a defining moment - a true leadership opportunity to be rock solid for our employees, associates and clients.  Please join us in creating an environment of open communication, positive anticipation and genuine confidence in our future.

Natalie, Deborah and I are united in our enthusiasm about the franchise group’s opportunities in this new chapter of our Remedy story.  There are many advantages of becoming a private company once again, being able to leverage both company’s best practices, and of being a part of a billion dollar organization.

We will have our Executive Briefing call as scheduled next week, Wednesday, 10am PST.  And yes, we will have a conference this fall.  So, let’s get back to building our businesses.  We have a few things to accomplish between now and then.

Remedy Franchise Division Rocks!

Your biggest fan -

Janet

P.S. Congrats to everyone on a terrific week last week. 18% y/y growth in GM$, 14% up in billings, and GM% of 20.5%

P.P.S.  Leadership groups will begin in June. Stay tuned.

P.P.P.S.  Don’t forget - watch the new recruiting training module this week!

Additional Information and Where to Find It

RemedyTemp has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the shareholders of RemedyTemp. RemedyTemp’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and RemedyTemp.

Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by RemedyTemp by going to RemedyTemp’s Investor Relations page on its corporate website at www.remedytemp.com <http://www.remedytemp.com/> .  RemedyTemp and its officers and directors may be deemed to be participants in the solicitation of proxies from RemedyTemp’s shareholders with respect to the acquisition. Information about RemedyTemp executive officers and directors and their ownership of RemedyTemp common stock is set forth in the proxy statement for the RemedyTemp 2006 Annual Meeting of Shareholders, which was filed with the SEC on January 13, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of RemedyTemp and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.